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                                                                    EXHIBIT 99.1

        TECUMSEH PRODUCTS COMPANY APPOINTS KEVIN SHEEHAN TO ITS BOARD OF
                DIRECTORS, FULFILLING NASDAQ LISTING REQUIREMENT

TECUMSEH, Mich., February 5, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) today announced that Kevin E. Sheehan has joined the Company's Board of Directors as an independent Director, effective January 31.

Mr. Sheehan will serve on the Board's Audit Committee and on its Governance, Compensation, and Nominating Committee. The addition of Mr. Sheehan to the Company's Audit Committee brings the Company back into compliance with Nasdaq Rule 4350, which stipulates that a company whose shares are listed on the Nasdaq Global Market must have an audit committee with at least three members, all of whom must be independent.

Mr. Sheehan, 61, recently retired after thirteen years with CID Capital, an investment firm with offices in Chicago, Indianapolis and Columbus, Ohio. He is currently affiliated with Cambridge Ventures, L.P., an Indianapolis-based small business investment company. Mr. Sheehan also recently formed Glenbeigh Advisors, an Indianapolis-based firm providing board and consulting services to public and private companies.

Mr. Sheehan since 1990 has been a director of Flowserve Corporation (NYSE: FLS), where he serves as non-executive chairman and as a member of the board's finance committee. Before joining CID Capital in 1994, Mr. Sheehan for 22 years was employed by Cummins Engine Company, a manufacturer of diesel engines and related components, serving as Vice President, Components Group from 1986 to 1993; as Vice President, Worldwide Parts and Service from 1983 to 1986; and as Vice President, Computer Systems and Telecommunications from 1980 to 1983.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) changes in business conditions and the economy in general in both foreign and domestic markets; ii) the effect of terrorist activity and armed conflict; iii) weather conditions affecting demand for air conditioners, lawn and garden product, portable power generators and snow throwers; iv) the success of our ongoing effort to bring costs in line with projected production levels and product mix; v) financial market changes, including fluctuations in interest rates and foreign currency exchange rates;
vi) economic trend factors such as housing starts; vii) emerging governmental regulations; viii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; ix) actions of competitors; x) the ultimate cost of resolving environmental and legal matters; xi) our ability to profitably develop, manufacture and sell both new and existing products; xii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the

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ultimate cost of those initiatives and the amount of savings actually realized;
xiii) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xiv) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity, and xviii) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Contacts: Teresa Hess
          Director, Investor Relations
          Tecumseh Products Company
          517-423-8455
          teresa.hess@tecumseh.com

          or

          Roy Winnick
          Kekst and Company
          212-521-4842
          roy-winnick@kekst.com